                     SCHEDULE 14A - INFORMATION REQUIRED IN
                                PROXY STATEMENT

              (Last amended in Rel. No. 34-34832, eff. 11/23/94.)

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO.)

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]
Check the appropriate box:
[    ]   Preliminary Proxy Statement
[ X  ]   Definitive Proxy Statement
[    ]   Definitive Additional Materials
[    ]   Soliciting Material Pursuant to S 240.14a-11(c) or S 240.14a-12

                                    NRP INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[ X  ]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
         14a-6(j)(2).
[    ]   $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
[    ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1)  Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
         2)  Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         -----------------------------------------------------------------------
         4)  Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

         Set forth the amount on which the filing fee is calculated and state how it was determined.
[    ]   Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid:

         -----------------------------------------------------------------------
         2)  Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------
         3)  Filing Party:

         -----------------------------------------------------------------------
         4)  Date Filed:

         -----------------------------------------------------------------------

                                    NRP INC.
                        d/b/a  ATC Communications Group
                              5950 Berkshire Lane
                                   Suite 1650
                              Dallas, Texas  75225


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


         Notice is hereby given that the Annual Meeting (the "Meeting") of the shareholders (the "Shareholders") of NRP Inc., d/b/a ATC Communications Group, (the "Company") will be held at Harry's at Hanover Square, 93 Pearl Street, New York, New York, 10004 on March 6, 1996, at 10:30 a.m., local time, for the following purposes:

                 1. To elect seven (7) Directors to the Board of Directors of the Company to hold office until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified or their offices earlier vacated.

                 2. To transact such other business as may properly be transacted at such Meeting or at any adjournment thereof.

         Only Shareholders of record at the close of business on February 9, 1996 will be entitled to notice of and to vote at the Meeting and any adjournment thereof.

         If you are unable to attend the Meeting in person, please read the Proxy Statement accompanying the Proxy Card enclosed herewith and then complete and return the Proxy immediately. As set out in the Proxy Statement, the enclosed Proxy is solicited by the Board of Directors of the Company, but you may amend it, if you so desire, by striking out the names listed therein and inserting in the space provided the name of the person you wish to represent you at the Meeting. Your representative need not be a Shareholder. Shareholders who attend the Meeting may vote their shares personally even though they have sent in Proxies.

         Dated at Dallas, Texas this 16th day of February, 1996.



                                        By Order Of The Board

                                        JERRY L. SIMS, JR., Secretary

                                    NRP INC.
                        D/B/A  ATC COMMUNICATIONS GROUP

                        PROXY AND INFORMATION STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

                            SOLICITATION OF PROXIES

         This Proxy and Information Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of NRP Inc., d/b/a ATC Communications Group (the "Company"), from Shareholders holding of record on February 9, 1996 shares of the Company's common stock, $.01 par value (the "Common Stock"), and Series C Preferred Stock, $.01 par value, (the "Series C Preferred"), for use at the Annual Meeting (the "Meeting") of the Shareholders of the Company to be held at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting and at any adjournment thereof.

         All expenses associated with the solicitation of Proxies will be paid by the Company. In addition to the use of the mails, Proxies may also be solicited personally, by telephone or facsimile by officers and regular employees of the Company. The Company may reimburse banks, brokers and fiduciaries holding shares in their names or in the names of nominees for their expenses in sending soliciting materials to the beneficial owners of such shares and obtaining their Proxies. The cost for such reimbursement is, at this time, unknown to the Company but is anticipated to be minimal. This Proxy Statement, along with the Notice of Annual Meeting and instrument of Proxy, are first being sent to the Shareholders on February 16, 1996.

         The Company's principal executive offices are located at 5950 Berkshire Lane, Suite 1650, Dallas, Texas 75225, and its telephone number is
(214) 361-9870.


                     APPOINTMENT AND REVOCATION OF PROXIES

         The persons named in the accompanying instrument of Proxy are Directors of the Company. A Shareholder has the right to appoint a person to attend and act for him on his behalf at the Meeting other than the persons named in the enclosed instrument of Proxy. To exercise this right, a Shareholder shall strike out the names of the persons named in the instrument of Proxy and insert the name of his nominee in the blank space provided or shall complete another instrument of Proxy.

         The instrument of Proxy must be signed by the Shareholder or by his attorney in writing, or, if the Shareholder is a corporation, signed by a duly authorized officer or attorney.

         A Shareholder who has given a Proxy may revoke it at any time before it is exercised. Revocation may be accomplished by execution and delivery of a later Proxy with regard to the same shares or by giving notice in writing or at the Meeting. Additionally, Shareholders who attend the Meeting may vote their shares personally even though they have sent in a Proxy.


                         RECORD DATE AND VOTING SHARES

         On any poll, the persons named in the enclosed instrument of Proxy will vote the shares in respect of which they are appointed in accordance with the directions given by the Shareholder. In the absence of any direction in the Proxy, it is intended that such shares will be voted "FOR" the election of Directors and in favor of the other proposals and resolutions to be acted upon as set forth in the accompanying Notice of Annual Meeting. Any Shareholder present at the Meeting, but who abstains from voting, shall be counted for purposes of determining whether a quorum exists, but an abstention shall not be counted as an affirmative vote. With respect to all matters other than the election of directors, an abstention would have the same effect as a vote against the proposal.

         Only holders of record of Common Stock and Series C Preferred at the close of business on February 9, 1996 are entitled to notice of and to vote at the Meeting or any adjournment thereof. On that date there were 13,563,361 shares of Common Stock outstanding, each of which is entitled to one vote in person or by Proxy on all matters which properly come before the Meeting and 840,000 shares of Series C Preferred outstanding, each of which is entitled to five (5) votes in person or by Proxy (or 4,200,000 in the aggregate) on all matters which properly come before the meeting. (The Common Stock and eligible votes pursuant to the Series C Preferred are hereinafter referred to as the "Voting Shares"). At the meeting, the Voting Shares will vote together as one class of stock. On February 9, 1996 there were 17,763,361 Voting Shares outstanding. The presence of Shareholders in person holding, either personally or by Proxy, not less than 33% of the issued and outstanding shares of the Company's Voting Shares is required for a quorum.

         The instrument of Proxy enclosed, when properly signed, confers discretionary authority to vote on any matters or any amendments or variations to the matters discussed herein which may properly be brought before the Meeting. At the time of printing this Proxy Statement, the Board of Directors of the Company is not aware of any such amendments, variations or other matters which may be presented for action at the Meeting.


                             ELECTION OF DIRECTORS

         The persons named in the enclosed instrument of Proxy intend to vote for the election to the Board of Directors of the seven (7) nominees of the Board of Directors of the Company set forth below. No circumstances are presently known which would render any nominee for the Board of Directors named herein unavailable or ineligible for election. The names of further nominees for Directors may come from the floor at the Meeting. Each Director elected will hold office until the next Annual Meeting or until his successor is duly elected.

         The vote of a majority of the shares of Voting Shares present at the Meeting, assuming a quorum is present, will be required for the election of each Director. Unless otherwise specified, shares represented by the accompanying Proxy will be voted "FOR" the election of each of the nominees of the Board of Directors of the Company set forth below.

         The information concerning the nominees set forth in the following table is based in part on information received from the respective nominees and in part on the Company's records.

BOARD OF DIRECTORS NOMINEES.

                                                        Position with the                              Held
              Name and Age                            Company or Subsidiary                       Position Since
        -------------------------    ------------------------------------------------------     ------------------
        Michael G. Santry            President, Chief Executive Officer,                        February 1986
        47                           Chief Financial Officer and Director.

        Thomas Bijou                 President of Advanced Telemarketing Corporation            August 1992
        44                           Director                                                   February 1993

        Jerry L. Sims, Jr.           Secretary,                                                 February 1994
        34                           Controller,                                                September 1991
                                     Director                                                   November 1993

        J. Frank Mermoud             Director                                                   March 1994
        39

        Patrick V. Stark             Director                                                   December 1991
        41

        Mike Allred                  Director                                                   February 1993
        50

        Darryl D. Pounds             None                                                       --
        45


         MICHAEL G. SANTRY has been the President, Chief Executive Officer, Chief Financial Officer and a Director of the Company since February 1986. Since 1980, Mr. Santry has been President and a Director of Lakewood Financial Consultants, Inc., a privately held corporation providing financial consulting services. Mr. Santry is a Certified Public Accountant.

         THOMAS BIJOU has been a Director of the Company since February 1993 and has been President of the Company's subsidiary, Advanced Telemarketing Corporation ("Advanced"), since August 1992. Mr. Bijou was a Vice President for Tigon Corporation, a voice mail services subsidiary of Ameritech Corporation, from 1983 to August 1992.

         JERRY L. SIMS, JR. has been a Director of the Company since November 1993, Secretary of the Company since February 1994, and Controller of the Company since September 1991. From 1985 to 1991, Mr. Sims was Vice President of Finance for Advanced.

         J. FRANK MERMOUD has been a Director of the Company since March 1994 and has acted as a consultant to the Company since May 1993. Mr. Mermoud was a Legislative Director of Congressional Affairs with the U.S. Department of State from 1992 to 1993, and prior to joining the U.S. Department of State, Mr. Mermoud was a Congressional Liaison Officer with U.S. Information Agency since 1988.

         PATRICK V. STARK has been a Director of the Company since December 1991 and has been a Shareholder and Director of the law firm Kane, Russell, Coleman and Logan since 1992. Prior to joining the law firm Mr. Stark was Executive Vice President and General Counsel for Lifetime Automotive Products since May 1991, and prior to joining Lifetime Automotive Products, Mr. Stark was a Director and Shareholder with the law firm Geary, Glast & Middleton.

         MIKE ALLRED has been a Director of the Company since February 1993 and has been a Director of Spencer Stuart since April 1994. Prior to joining Spencer Stuart Mr. Allred was a Vice President of E-Systems from May 1992 to March 1994. From 1987 to 1992, Mr. Allred was President/Chief Executive Officer of VI-Tec.

         DARRYL D. POUNDS is President and Chief Executive Officer of Chartwell Group, Inc., a private investment firm. Prior to Chartwell, Mr. Pounds was Chairman of the Board and Chief Executive Officer of Trust Company of Texas from November, 1993 to August, 1995. Prior to joining Trust Company of Texas, Mr. Pounds was Chairman of the Board and Chief Executive Officer of First City Bank of Dallas and Regional Director of First City Bancorporation of Texas, Inc. from November, 1988 to February, 1993.

         There is no family relationship among any of the above named nominees nor with any executive officers of the Company.

         The Company held one meeting of the Board of Directors during the Company's fiscal years ended June 30, 1994 and 1995, which all incumbent Directors attended. All other actions of the Board of Directors during the Company's fiscal years ended June 30, 1994 and 1995 were undertaken by unanimous consents executed by all incumbent Directors.

         The Board of Directors has an audit committee which currently consists of Messrs. Stark, Allred, and Sims. The audit committee considers the objectivity of financial reporting and the adequacy of internal controls; and recommends to the Board of Directors the appointment of the independent certified public accountants. All actions by the audit committee were undertaken by unanimous consent by all members of the audit committee.

         The Committee does not have a nominating or compensation committee of the Board of Directors or any committee performing similar functions.


                                 OTHER MATTERS

         Except for the matters referred to in the accompanying Notice of Annual Meeting, the Board of Directors and management of the Company do not currently intend to present any other matter for action at the Meeting and know of no other matter to be presented that is a proper subject for action by the Shareholders at the Meeting. However, if any other matters should properly come before the Meeting, it is intended that votes will be cast pursuant to the authority granted by the enclosed Proxy in accordance with the best judgment of the person or persons acting under the Proxy.


                            INFORMATION RELATING TO
                   AMENDMENT OF CERTIFICATE OF INCORPORATION
                        REGARDING CORPORATE NAME CHANGE

         During the past two fiscal years, as the Company has divested of its direct response businesses to concentrate on the growth potential of Advanced Telemarketing Corporation, its telemarketing subsidiary, the Company has received a number of inquiries from individuals expressing confusion concerning the Company's name as it relates to the name of the Company's operating subsidiary. To eliminate such confusion and capitalize on the recognition and reputation for quality of the ATC acronym (by which the operating subsidiary has long been known), during the fiscal year ended June 30, 1995, the Company adopted the trade name ATC Communications Group.

         On December 31, 1995, the Board of Directors determined that it would be in the best interest of the Company to adopt formally the name ATC
Communications Group, Inc. as the legal name for the Company.   The Board of
Directors approved an amendment to the Company's Certificate of Incorporation to effect the name change, and written consents approving the amendment were executed by Shareholders holding 9,669,535 shares, or 54.4% of the then issued and outstanding Voting Shares, on December 31, 1995 in accordance with Section 228(a) of the Delaware General Corporation Law.

         The Amendment to the Certificate of Incorporation and thus the legal name change will become effective when a certificate of amendment of the Company's Articles of Incorporation is filed for recording with the Secretary of State of the State of Delaware. It is the Company's intent to file such amendment upon the mailing of this Proxy and Information Statement to Shareholders.

         The Company is not seeking the consent, authorization or proxy of its Shareholders with respect to the Company's name change. This statement constitutes notice of the majority consent to this action pursuant to Section 228(d) of the Delaware General Corporation Law.


                               EXECUTIVE OFFICERS

         The executive officers of the Company are elected by the Board of Directors to serve one year terms or until their respective successors are elected. The present executive officers and their terms in each office are set forth below. It is expected that executive officers will be elected at the Board of Directors meeting following the Meeting.

                                Offices with                          Term of
    Name and Age                the Company                           Office Since
    ------------                -----------                           ------------
    Michael G. Santry           President, Chief Executive Officer,   February 1986
    47                          Chief Financial Officer, and
                                Treasurer.

    Jerry L. Sims, Jr.          Controller                            September 1991
    34                          Secretary                             February 1994

    Thomas Bijou                President of Advanced                 August 1992
    44

See "Election of Directors", above, for biographical information on Mr. Santry, Mr. Sims and Mr. Bijou.

         There is no family relationship among any of the above-named executive officers nor with any nominee for Director.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

         The following table sets forth, as of December 31, 1995, certain information with respect to the beneficial ownership of Common Stock by (i) each person known by the Company to be a beneficial owner of five percent (5%) or more of the Company's Common Stock, (ii) each director and each of the three executive officers listed in the Summary Compensation Table below who beneficially own Common Stock of the Company, and (iii) all officers and directors who beneficially own Common Stock as a group:

        Name and Address of                  Amount and Nature of          Percent of
          Beneficial Owner                   Beneficial Ownership           Class (1)
---------------------------------------      --------------------          ----------
Codinvest Limited                              4,200,000 (2)               23.64% (2)
Road Town
Tortola
British Virgin Islands

Banque Scandinave En Suisse                    1,119,650 (3)                8.25% (4)
Cours de Rive 11
1211 Geneva 3
Switzerland


Jess R. Turner                                 1,406,250                   10.37% (4)
8350 N. Central Expwy., #1166
Dallas, TX  75206

Frank E. Miller                                  721,000                    5.32% (4)
7005 Endicott Court
Bethesda, MD 20854

Thomas F. Bijou                                1,955,704 (5)               12.62% (5)
8001 Bent Branch Drive
Irving, TX  75063

Michael G. Santry                              1,404,590 (6)               10.36% (4)
5950 Berkshire Lane, #1650
Dallas, TX  75225

Jerry L. Sims, Jr.                               300,000 (7)                2.16% (7)
5950 Berkshire Lane, #1650
Dallas, TX  75225


Patrick V. Stark                                 148,000 (8)                1.08% (8)
1601 Elm St.
Suite 3700
Dallas, TX  75201

J. Frank Mermoud                                 140,370 (8)                1.02% (8)
5004 Klingle St., N.W.
Washington, DC  20016

Mike Allred                                      135,000 (8)                0.99% (8)
1201 W. Peachtree St.
Suite 3230
Atlanta, GA  30309

        Name and Address of                  Amount and Nature of          Percent of
          Beneficial Owner                   Beneficial Ownership           Class (1)
---------------------------------------      --------------------          ----------
All directors and officers as a                 4,565,840 (9)              27.37% (9)
group (7 persons)


(1) Reported in accordance with the beneficial ownership rules of the Securities and Exchange Commission. Unless otherwise noted, the Shareholders listed in the table have both sole voting power and sole dispositive power with respect to such shares, subject to community property laws where applicable and the information contained in the other footnotes to the table.

(2) Represents beneficial ownership of 4,200,000 shares of Common Stock issuable upon conversion of the Company's Series C Preferred Stock. The Series C Preferred Stock is entitled to vote on an as converted basis on all matters submitted to a vote of Shareholders. Codinvest Limited owns 100% of the issued and outstanding shares of the Company's Series C Preferred Stock.

(3) Based on information available to the Company and Banque Scandinave En Suisse's representations to the Company, Banque Scandinave En Suisse's holdings of record of Common Stock are held for the account of other entities, none of which individually would equal five percent (5%) or more of the Company's Common Stock. Banque Scandinave En Suisse disclaims beneficial ownership of such Common Stock.

(4)      Based on 13,563,361 shares of Common Stock outstanding at August 31,
         1995.

(5) Pursuant to an employment agreement, Mr. Bijou was previously granted fully vested options to purchase 15% of the common stock of Advanced. In March 1995, Mr. Bijou surrendered such options for cancellation in exchange for the grant of Company stock options to purchase a total of 2,410,880 shares of the Company's Common Stock at $0.8125 per share, the market price at the date of grant. The options granted became fully exercisable on August 1, 1995 and are exercisable for ten years from the date of grant. Mr. Bijou assigned options to purchase 482,176 shares of the Company's Common Stock to another employee of Advanced effective as of the same date of grant and consequently holds options to purchase 1,928,704 shares of the Company's Common Stock. Mr. Bijou also owns 27,000 shares of Common Stock directly.

(6) Mr. Santry's shares are owned of record by Lakewood Financial Consultants, Inc. which is 99% owned by Mr. Santry.

(7) Includes beneficial ownership of 300,000 shares of Common Stock issuable upon exercise of stock options granted pursuant to the NRP Inc. 1992 Stock Option Plan.

(8) Includes beneficial ownership of 135,000 shares of Common Stock issuable upon exercise of stock options granted pursuant to the NRP Inc. 1992 Stock Option Plan.

(9)      Includes certain beneficial ownership as set forth in footnotes (5),
         (6), (7) and (8) above.

                     REMUNERATION OF DIRECTORS AND OFFICERS

CASH COMPENSATION.

         Furnished below is a table containing individual compensation information on the Chief Executive Officer of NRP Inc. and the two other most highly paid executive officers of NRP Inc. and its operating subsidiary whose total annual salaries and bonuses exceeded $100,000 for services rendered in all capacities during the fiscal years ended June 30, 1995, 1994 and 1993.


                           SUMMARY COMPENSATION TABLE

                                                                                  Long-Term Compensation
                                                                           ------------------------------------
                                           Annual Compensation                       Awards             Payouts
                                  ------------------------------------     -------------------------    -------
Name and Principal                 Salary      Bonus      Other Annual      Restricted      Options/     LTIP       All Other
    Position             Year        $           $        Compensation     Stock Awards     SARs (6)    Payouts    Compensation
------------------       ----     -------     -------     ------------     ------------     --------    -------    ------------
MICHAEL G. SANTRY        1995     275,000       (1)            --               --              --         --           --
President, Chief         1994     331,250       --             --               --              --         --           --
Executive Officer,       1993     350,000       --             --               --              --         --           --
Chief Financial
Officer

THOMAS BIJOU             1995     250,016     125,000(2)       --               --          2,410,880 (4)  --           --
President of Advanced    1994     228,079     175,000(2)       --               --              --         --           (4)
Telemarketing Corp.      1993     151,679 (3)   --             --               --              --         --           --

RICHARD F. MARINARO      1995        --         --        1,063,024 (5)         --              --         --           --
Senior Vice President    1994        --         --          404,018 (5)         --              --         --           --
of Advanced              1993        --         --          242,572 (5)         --              --         --           --
Telemarketing
Corporation

(1) Effective March 1, 1994 the Board of Directors set Mr. Santry's annual base salary at $275,000. Mr. Santry is also entitled to receive bonus compensation up to $75,000 upon the achievement of certain financial results at NRP for the 1995 calendar year.

(2) Mr. Bijou was paid $125,000 and $175,000 in bonus compensation in fiscal 1995 and 1994, respectively, pursuant to the achievement of certain operating results at Advanced for the 1994 and 1993 calendar years. Mr. Bijou received bonus compensation of $150,000 in fiscal 1996 pursuant to the achievement of certain operating results at Advanced for the 1995 calendar year.

(3)      Mr. Bijou became President of Advanced on August 28, 1992.

(4) In 1994 Mr. Bijou was granted fully vested options to purchase 10% of the common stock of Advanced at an option price of $.01 per share. In management's opinion, the option price approximated the fair market value of the stock at the date of grant. With such grant Mr. Bijou held fully vested options to purchase 15% of the common stock of Advanced. In March 1995, Mr. Bijou surrendered such options in exchange for stock options to purchase a total of 2,410,880 shares of the Company's Common Stock at $0.8125 per share, the market price at the date of grant. Such options granted became fully exercisable on August 1, 1995 and are exercisable for ten years from the date of grant. Mr. Bijou assigned options to purchase 482,176 shares of the Company's Common Stock to another employee of Advanced effective as of the same date of grant and consequently holds options to purchase 1,928,704 shares of the Company's Common Stock.

(5) Mr. Marinaro's compensation is derived from commissions earned on revenues at Advanced. Mr. Marinaro serves as an account representative for Advanced's largest customer. His compensation is derived from commissions earned on revenues generated by such customer. Mr. Marinaro is not an officer or director of the Company and does not participate in policy making decisions for the Company.

(6) In February 1993 the Company's shareholders approved the NRP Inc. 1992 Stock Option Plan (the "1992 Plan") to grant options to purchase up to 3,000,0000 shares of Common Stock to key employees, officers, and directors of the Company and its subsidiaries. Options may be granted at any time prior to December 11, 2002. To date no options have been granted pursuant to the Plan to the executive officers named in the table above. In March 1995, the Company's Board of Directors approved the NRP Inc. 1995 Stock Option Plan (the "1995 Plan") to grant options to purchase up to 2,410,880 shares of Common Stock to key employees of the Company and its subsidiaries. Options to purchase all 2,410,880 shares were then granted to Mr. Bijou. See also Note 4 above.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                          Potential Realizable
                                                                                                            Value at Assumed
                                                                                                         Annual Rates of Stock
                                                                                                         Price Appreciation for
                                                                                                              Option Term
                       Number of Securities          % of Total Options                                  ----------------------
                        Underlying Options        Granted to Employees In      Exercise    Expiration
      Name                   Granted                    Fiscal Year             Price         Date          5%           10%
---------------        --------------------       -----------------------      --------    ----------    ---------    ---------
THOMAS F. BIJOU             2,410,880                      90.6%                .8125         3/05       1,231,904    3,121,886


         Advanced and Thomas Bijou are parties to an employment agreement which provides for an employment term through December 31, 1997 at an annual base salary of $250,000. The agreement also provides for the payment to Mr. Bijou in fiscal 1997 of an incentive cash bonus of a minimum of $100,000 if Advanced operating income exceeds certain levels for the 1996 calendar year. The employment agreement also contains confidentiality and non-competition provisions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDERS PARTICIPATION.

         The Board of Directors of the Company holds direct responsibility for determining executive compensation. Messrs. Santry, Sims and Bijou serve as members of the Board of Directors and as executive officers for the Company and its subsidiaries. However, Messrs. Santry, Sims and Bijou do not participate in discussions or decisions regarding their individual compensation.

BOARD REPORT ON EXECUTIVE COMPENSATION.

         The Company, through its operating subsidiary, is engaged in a highly competitive and fragmented industry. As the Company pursues its vision to create a niche within this industry as the premier provider of outsourced call processing to major corporate customers, it has been necessary to establish high quality standards for the Company in order to attract and maintain long-term relationships with major corporate customers. Because of the labor intensive nature of the industry and the "hands-on" management style required to succeed, the Company believes that it must be able to attract, motivate and retain qualified executives that share the Company's vision. To achieve this objective, the Company's compensation structure is based largely on the operating performance of the Company's operating subsidiary.

         During the fiscal year ended June 30, 1995, the Board of Directors held direct responsibility for determining executive compensation. The Board of Directors has not established a separate compensation committee, although the option to do so is available under the Company's bylaws. The Board believes that the compensation of its executive officers should be directly and materially linked to the Company's performance. A substantial portion of management compensation during the fiscal year and in prior years have been comprised of bonuses based on operating performance with a particular emphasis on attainment of planned objectives. For example, both Mr. Bijou and Mr. Santry are eligible to receive bonus compensation upon the achievement of certain operating results for the 1995 and 1996 calendar years. In addition 100% of Mr. Marinaro's compensation is derived from commissions earned on sales at the Company's operating subsidiary. See the Summary Compensation Table. Bonus compensation plans have also been established for other employees at the operating subsidiary which closely mirror the operating objectives established for Mr. Bijou.

         The Board considers Mr. Santry, as the Chief Executive Officer, to be the leader of the executive management team. Mr. Santry also serves as the Chief Financial Officer for the Company. The Board has approved compensation in the form of salary commensurate with the internal responsibilities that Mr. Santry bears and with the Company's competitors. In addition, as noted above, Mr. Santry receives bonus compensation based on the operating results of the Company.

         In February 1993 the Company's shareholders approved the NRP Inc. 1992 Stock Option Plan (the "1992 Plan") to grant options to purchase up to 3,000,000 shares of Common Stock to key employees, officers and directors of the Company. As of the date of this Proxy and Information Statement, the Company has granted options pursuant to the 1992 Plan to purchase 1,140,000 shares of Common Stock. It is the Company's intent in the future to grant additional options pursuant to the 1992 Plan in order to link executive compensation to stock price performance.

         Additionally, in March 1995, the Board of Directors approved the NRP Inc. 1995 Stock Option Plan (the "1995 Plan") to grant options to purchase up to 2,410,880 shares of Common Stock to key employees of the Company. All options pursuant to the 1995 Plan were granted to Mr. Bijou in exchange for the fully vested options to purchase 15% of the outstanding common stock of Advanced. The Board of Directors took such action after the Company disposed of its other operating subsidiaries in an effort to tie Mr. Bijou's compensation to the Company's stock price performance.

         On an ongoing basis, the Board of Directors discusses with the CEO both his performance as well as the performance of the other members of the executive management and the compensation of the CEO and other executive officers are reviewed and established periodically on the basis of such ongoing discussions.

                              BOARD OF DIRECTORS
                              ------------------

                              Jerry L. Sims, Jr.
                              Michael G. Santry
                                 Thomas Bijou
                               Patrick V. Stark
                                 Mike Allred
                               J. Frank Mermoud

PERFORMANCE GRAPH.

         Furnished below is a graph comparing over a five year period the yearly percentage change in the Company's cumulative total shareholder return on common stock with the cumulative total return of a broad equity market index and with the cumulative total return of a selected peer group. A group of publically traded companies offering general business services (SIC Code 7389) was selected as the Company's peer group. The broad equity market index selected was the NASDAQ Market Index.

                           COMPARISON OF TOTAL RETURN
                     NRP INC., PEER GROUP, AND BROAD MARKET


                                    [GRAPH]


(NOTE:  The Company's selected peer group consisted of the following companies:
ABR Information Services, Alliance Entertain CP, Alpnet Inc., Analytical Surveys Inc., Bio-Imaging Technol, Command Credit CP, Comprehensive Enviro Sys, CUC Internat Inc., Executive Telecard Ltd., Fair Isaac & Co. Inc., First Amer Hlth Con, Food Technol Svc, Game Fin CP, Greg Manning Auctions, HCIA Inc., Ideon Group Inc., Isomedix Inc., ITEX CP, KTI Inc., Manpower Inc., Marcum Natural Gas Svcs, Marietta CP, Marlton Technol Inc., National Data CP, National Security Insur, North Amer Tech Grp, PCI Services Inc., PMT Svcs Inc., Prins Recycling CP, RTI Inc., Safety-Kleen CP, Scientific Games Hldg., Sierra Home Svc Cos, Sitel CP, Sotheby's Hldg CL A, SPS Transaction Svcs, Super Vision Internat A, Tanknology Environ, Tompkins County TR, Transmedia Network Inc.)

DIRECTOR COMPENSATION.

         The Company does not compensate its Directors for their services as Directors. However, the Company does reimburse its Directors for expenses incurred by them on the Company's behalf.


                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

         At June 30, 1995 and 1994, Michael G. Santry, the President of the Company had outstanding borrowings and accrued interest of approximately $793,773 and $150,727, respectively, pursuant to a line of credit established in 1987. The borrowing bears interest at 7% per annum and is due in full on June 30, 1996. As of September 30, 1995, payments had been received which reduced the balance of such borrowings to approximately $294,000.

         During 1994 the Company entered into a five year consulting agreement with Jess R. Turner, a greater than 5% shareholder and formerly an officer and director of the Company, pursuant to which Mr. Turner will be paid approximately $28,000 per year for his services. Payments made to Mr. Turner are required to be applied to reduce the balance of a $140,000 note receivable from Mr. Turner payable to the Company. Mr. Turner is no longer considered an "affiliate" of the Company as such term is defined by Rule 405 under the Securities Act of 1933.

         FEM Inc., a company controlled by Frank E. Miller, a greater than 5% shareholder of the Company, entered into a management agreement, which expired March 1, 1994, with the Company pursuant to which FEM Inc. performed consulting and administrative services for the Company. During the fiscal year ended June 30, 1994, the Company paid an aggregate of $110,000 under such management agreement. In addition, at June 30, 1995 FEM Inc. had outstanding borrowings and accrued interest of $123,650 pursuant to a note receivable to the Company. The note bears 3% annual interest and is due in full on June 30, 1996.

         On August 30, 1994 the Company sold certain of the assets of its list services subsidiaries to a company owned by Stephen D. Bogner, the former president of such subsidiaries.


                      SELECTION OF CERTIFYING ACCOUNTANTS

         The Company has selected the firm of Price Waterhouse as the independent accountants and auditors to examine the books and records of the Company for the fiscal year ended June 30, 1995 and for the upcoming fiscal year ended June 30, 1996.

         On June 2, 1995 the Audit Committee of the Board of Directors the Company unanimously approved the dismissal of Grant Thornton as the Company's independent certified public accountants and auditors. Grant Thornton performed the audit for the Company and its subsidiaries for the fiscal years ending June 30, 1992 through the fiscal year ending June 30, 1994. In the previous two years, Grant Thornton's report on the Company's financial statements did not contain an adverse opinion, nor a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope or accounting principles. Except as described below, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference to the subject matter of the disagreements in connection with its report during the Company's two most recent fiscal years and any subsequent interim period preceding this dismissal.

         With regard to the Company's financial statements for the year ended June 30, 1993, there was an initial disagreement as to the amount of the deferred taxes to be recognized for net operating losses carried forward. Such disagreement, however, was resolved to the mutual satisfaction of Grant Thornton and the Company.

         With regard to the Company's financial statements for the year ended June 30, 1994, there was an initial disagreement as to the accounting treatment for the recognition of a deferred tax asset for net operating loss carryforwards acquired in a business combination for which goodwill was recorded. Such disagreement, however, was resolved to the mutual satisfaction of Grant Thornton and the Company.

         Neither the Company's Audit Committee nor its Board of Directors discussed the subject matter of the above described disagreements with Grant Thornton. The Company has authorized Grant Thornton to respond fully to the inquiries of the successor accountant concerning the subject matter of such disagreements.

         Grant Thornton has provided the Company with a copy of a letter to the Commission stating that Grant Thornton agrees with the statements made in the preceding paragraphs. The Audit Committee's decision to dismiss Grant Thornton was unrelated to the initial disagreements described above.


                                 ANNUAL REPORT

         An Annual Report is being sent with this Proxy Statement. Any Shareholder who wishes to obtain a copy of the Company's Annual Report on Form 10-K for the year ended June 30, 1995 as filed with the Securities and Exchange Commission should follow the instructions contained in such Annual Report.


                             SHAREHOLDER PROPOSALS

         Any Shareholder proposing to have any appropriate matter brought before the next Annual Meeting of Shareholders must submit such proposal in accordance with the proxy rules of the Securities and Exchange Commission. Such proposal should be sent to Jerry L. Sims, Jr., Secretary, 5950 Berkshire Lane, Suite 1650, Dallas, Texas 75225, no later than November 6, 1996.


                       REQUEST TO RETURN PROXIES PROMPTLY

         A form of Proxy is enclosed for your use. Please mark, date, sign and return the Proxy at your earliest convenience in the enclosed envelope. A prompt return of your Proxy will be appreciated.

DATED at Dallas, Texas, this 16th day of February, 1996.


                                        BY ORDER OF THE BOARD


                                        JERRY L. SIMS, JR., Secretary

PROXY CARD                           NRP INC.

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby appoints Jerry L. Sims, Jr. and Michael G. Santry as Proxies, each with the power to appoint his substitute, and hereby authorizes each to represent and to vote, as designated below, all of the shares of common stock of NRP Inc. held of record by the undersigned on February 9, 1996, at the annual meeting of shareholders to be held on March 6, 1996 in New York, New York, or at any adjournment thereof:

(Instruction: To appoint another Proxy, please strike out the above Proxy's name and write the substitute Proxy's name in the space below.)

Name of Proxy:
                ---------------------------------------------------------------------------------------------------------

1.  Election of Directors        [  ]  For all nominees listed below             [  ]  Withhold authority to vote for all
                                 (except as indicated to the contrary below):          nominees listed below:

Directors:  Michael G. Santry, Patrick V. Stark, Thomas Bijou, Mike Allred, J. Frank Mermoud, Jerry L. Sims, Jr., and
            Darryl D. Pounds

(Instruction:  To withhold authority to vote for any nominee, write that nominee's name in the space provided below.)

-------------------------------------------------------------------------------------------------------------------------


                  (Continued and to be signed on reverse side)

                         (Continued from reverse side)


2.      In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

        This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, this Proxy will be voted for Proposal 1.

Please sign exactly as name appears below.  When shares are held by joint tenants, both should sign.  When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

                                                         Dated:                                                              , 1996
                                                               -------------------------------------------------------------


                                                         --------------------------------------------------------------------------
                                                         Number of Shares Held


                                                         --------------------------------------------------------------------------
                                                         Signature


                                                         --------------------------------------------------------------------------
                                                         Signature if Held Jointly


                                                         --------------------------------------------------------------------------
                                                         Please Print Name





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